FOR IMMEDIATE RELEASE

Inforte and Primary Knowledge, Inc. form Provansis LLC An Inforte Company to Commercialize Innovative Insurance and Healthcare Solutions Using Rx Database Technologies


Inforte makes investment in Joint Venture


Chicago, Ill., May 25, 2005 - Business and Customer Intelligence consultancy Inforte Corp. (NASDAQ: INFT) announced today a strategic investment in a new company formed as a joint venture with Primary Knowledge, Inc., of Irvine California. The new company, Provansis LLC An Inforte Company, will commercialize new offerings to the insurance and healthcare industries. The offerings significantly decrease costs while increasing the quality of underwriting certain insurance products. They will also assist healthcare organizations to improve care, and protect against malpractice and fraud. The solutions use electronic prescription history data (Rx data) and proprietary statistical algorithms to assess risk, and guide pricing and other decision making.


Inforte has an initial stake of 19% with options to increase its stake in the future to a majority interest.


"We are excited about this innovative use of data analytics to provide significant value to the insurance and healthcare industries. This venture is an excellent fit with Inforte's strategy and complementary to its strategic business and customer intelligence services," stated Dave Sutton, Inforte's Chief Executive Officer.


Jerry Conrad, President of Primary Knowledge, Inc. said, "We have spent several years building and refining the Rx technologies. When it came time to commercialize the solutions more widely, we chose to partner with Inforte because of the experience and expertise of their management team and the strategic capabilities of their employees."


A management team is in place at Provansis LLC An Inforte Company, and Inforte's Chairman, Philip S. Bligh, will join the Provansis Board and help guide its growth.

About Inforte Corp.
Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world, industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte executives are the authors of several leading books on enterprise-grade business intelligence, customer insight and marketing transformation including Mastering the SAP Business Information Warehouse; CRM
Unplugged: Releasing CRM's Strategic Value; and Enterprise Marketing Management:
The New Science of Marketing. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

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About Primary Knowledge Inc.
Primary Knowledge, Inc is a privately held software development and data analysis company with its corporate headquarters located in Irvine, California, and an additional development site operating out of Bristol, Virginia. The company has two divisions: Information Technology Services Group and the Financial Services Group. The IT Services Group supplies Data Center and Wide Area Network management, Enterprise Resource Planning (ERP), application hosting and administration, Electronic Data Interchange (EDI) and electronic payment services, as well as provides outsourcing services through web-enabled applications to Franchise and Direct Marketing companies. The Financial Services Group specializes in predicting human behavior through advanced statistical modeling, Neural Networks and Artificial Intelligence technology for the Financial and Insurance Industry. Primary Knowledge, Inc has had great success offering innovative solutions through the introduction of nontraditional data elements into the decision process of traditional mature products.

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This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

For More Information Contact:
Kelly Richards
Phone: 312 540 0900;
Fax: 312 540 0855

http://www.Inforte.com
email: Kelly.Richards@Inforte.com
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